UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2020

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BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Royalty Monetization

On December 7, 2020, BioCryst Pharmaceuticals, Inc. (the "Company") and RPI 2019 Intermediate Finance Trust ("RPI") entered into a Purchase and Sale Agreement (the "Royalty Purchase Agreement") pursuant to which the Company sold to RPI the right to receive certain royalty payments from the Company for a purchase price of $125 million in cash.  Under the Royalty Purchase Agreement, RPI is entitled to receive tiered, sales-based royalties on net product sales of ORLADEYO™ in the United States, certain key European markets, and other markets where the Company sells ORLADEYO directly or through distributors (the "Key Territories") in an amount equal to:  (i) 8.75% of aggregate annual net sales of ORLADEYO in the Key Territories for annual net sales up to $350 million and (ii) 2.75% of annual net sales in the Key Territories for annual net sales between $350 million and $550 million (with no royalty payments payable on annual net sales in the Key Territories over $550 million).  In addition, RPI will be entitled to receive 1.0% of global net sales of BCX9930.

Under the Royalty Purchase Agreement, RPI is also entitled to receive a tiered revenue share on amounts generally received by the Company on account of ORLADEYO sublicense revenue or net sales by licensees outside of the Key Territories (the "Other Markets") equal to: (i) 20% of the proceeds received by the Company for upfront license fees and development milestones for ORLADEYO in the Other Markets and (ii) 20% of proceeds received on annual net sales of up to $150 million in the Other Markets and 10% of proceeds received by the Company on annual net sales between $150 million and $230 million in the Other Markets (with no royalty payments payable on annual net sales above $230 million in the Other Markets). No payment will be due to RPI for any achievement milestone which may be payable under the existing out-license for ORLADEYO.

The Company will be required to make payments of amounts owed to RPI each calendar quarter from and after the first commercial sale of the applicable product in any country.  The transactions contemplated by the Royalty Purchase Agreement are referred to herein as the "Royalty Sale."

Under the Royalty Purchase Agreement, the Company has agreed to specified affirmative and negative covenants, including without limitation covenants regarding periodic reporting of information by the Company to RPI, third-party audits of royalties paid under the Royalty Purchase Agreement, and restrictions on the ability of the Company or any of its subsidiaries to incur indebtedness (which restrictions are eliminated after the achievement of certain milestones specified in the Royalty Purchase Agreement) other than certain royalty sales and as is permitted to be incurred under the terms of the Company’s Credit Agreement with Athyrium (each defined below). The Royalty Purchase Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Royalty Purchase Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2020.

Credit Agreement

On December 7, 2020, the Company entered into a $200 million Credit Agreement by and among the Company, as borrower; BioCryst Ireland Limited, a wholly-owned subsidiary of the Company, as guarantor; the other guarantors from time to time party thereto; the lenders from time to time party thereto; and Athyrium Opportunities III Co-Invest 1 LP ("Athyrium"), as lender and as administrative agent for the lenders (the "Credit Agreement").  The Credit Agreement provides for an initial term loan in the principal amount of $125 million (the "Term A Loan") funded on December 7, 2020 (the "Term A Loan borrowing date").  The Company intends to utilize the proceeds from the Term A Loan to repay the approximate $44 million of outstanding indebtedness under its existing credit facility with MidCap Financial Trust, to support the launch of ORLADEYO in the United States and Europe and to advance the development of BCX9930 into clinical trials in multiple complement-mediated diseases, and for other general corporate purposes.  The Credit Agreement also provides for two additional term loans, at the Company's option, in the respective principal amounts of $25 million (the "Term B Loan") and $50 million (the "Term C Loan" and, collectively with the Term A Loan and the Term B Loan, the "Term Loans" and each, a "Term Loan").  The Term B Loan and the Term C Loan may be drawn upon if, among other conditions, the Company reaches defined revenue milestones and, with respect to a draw on the Term C Loan, the Term B Loan has been funded prior to or contemporaneously with the Term C Loan.  The Maturity Date of the Credit Agreement is December 7, 2025 (the "Maturity Date"), the fifth anniversary of the Term A Loan borrowing date.

The Credit Agreement provides for quarterly interest-only payments until the Maturity Date, with the unpaid principal amount of the outstanding Term Loans due and payable on the Maturity Date.  For each of the first eight full fiscal quarters following the Term Loan A borrowing date, the Company has the option to make the applicable interest payment in kind (a "PIK Interest Payment") by capitalizing the entire amount of interest accrued during the applicable interest period with the unpaid original principal amount outstanding on the last day of such period. The Term Loans will bear interest at a rate equal to the three-month LIBOR rate, which shall be no less than 1.75% and no more than 3.50% ("LIBOR"), plus 8.25%, per annum or, for each interest period in which a PIK Interest Payment is made, the LIBOR plus 10.25%, per annum.

Subject to certain exceptions, the Company is required to make mandatory prepayments of the Term Loans with the proceeds of certain asset sales, certain ORLADEYO out-licensing or royalty monetization transactions (excluding the Royalty Sale), extraordinary receipts, debt issuances, or upon a change of control of the Company and specified other events, subject to certain exceptions. The Company may make voluntary prepayments in whole or in part. Prepayments are subject to a premium equal to (i) with respect to any voluntary prepayment and certain mandatory prepayments paid on or prior to the second anniversary of the applicable Term Loan borrowing date, the amount, if any, by which (a) the sum of (1) 102.00% of the principal amount of the Term Loan being prepaid plus (2) the present value of all interest that would have accrued on the principal amount of the Term Loan being prepaid through and including the second anniversary of the date of the borrowing of such Term Loan, plus 0.50%, exceeds (b) the principal amount of the Term Loan being prepaid; (ii) with respect to any prepayment made between the second and third anniversaries of the applicable Term Loan borrowing date, 2.00% of the principal amount of the Term Loan being prepaid; (iii) with respect to any prepayment made between the third and fourth anniversaries of the applicable Term Loan, 1.00% of the principal amount of the Term Loan being prepaid; and (iv) with respect to any prepayment made after the fourth anniversary of the applicable Term Loan borrowing date, 0.00% of the principal amount of the Term Loan being prepaid. Upon the prepayment or repayment, including at maturity, of all or any of the Term Loans, the Company is obligated to pay an exit fee in an amount equal to 2.00% of the principal amount of the Term Loans prepaid or repaid.

The Credit Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default.  Certain of the customary negative covenants limit the ability of the Company and certain of its subsidiaries to, among other things, grant liens, make investments, incur additional indebtedness, engage in mergers, acquisitions, and similar transactions, dispose of assets, license certain property, distribute dividends, make certain restricted payments, change the nature of the Company's business, engage in transactions with affiliates and insiders, prepay other indebtedness, or engage in sale and leaseback transactions, subject to certain exceptions.  Additionally, as of the last day of each fiscal quarter (a "Test Date"), beginning with the first Test Date occurring immediately after the Term C Loan is drawn, if applicable, the Company may not permit consolidated net revenues from ORLADEYO sales in the United States for the four-fiscal quarter period ending on such Test Date to be less than the specified amounts set forth in the Credit Agreement (collectively, the "Revenue Tests").  If the Company fails to satisfy the Revenue Tests as of any Test Date, it will have a one-time right (the "Cure Right") to repay in full the entire amount of the Term C Loans outstanding at such time together with all accrued and unpaid interest thereon plus the prepayment premium, exit fee, and any other fees or amounts payable under the Credit Agreement at such time.  In addition, the Credit Agreement contains a minimum liquidity covenant requiring the Company to maintain at all times, as applicable, at least $15.0 million of unrestricted cash and cash equivalents if only the Term A Loan has been drawn; at least $20.0 million of unrestricted cash and cash equivalents if the Term B Loan has been drawn but the Term C Loan has not been drawn; and at least $15.0 million (or, if the Cure Right has been exercised, $20.0 million) of unrestricted cash and cash equivalents if the Term C Loan has been drawn, subject to certain exceptions.

A failure to comply with the covenants in the Credit Agreement could permit the Lenders under the Credit Agreement to declare the borrowings thereunder, together with accrued interest and fees, to be immediately due and payable.

The Company's obligations under the Credit Agreement are secured by a security interest in, subject to certain exceptions, substantially all of the Company's assets.

The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Credit Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On December 7, 2020, the Company issued a press release announcing the Royalty Sale and the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company's anticipated use of proceeds from the Royalty Sale and the Credit Agreement and statements regarding other future results, performance or achievements.  These statements involve known and unknown risks, uncertainties, and other factors which may cause actual use of proceeds, results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Some of the factors that could affect the forward-looking statements contained herein include:  the ongoing COVID-19 pandemic, which could create challenges in all aspects of the Company's business, including without limitation delays, stoppages, difficulties and increased expenses with respect to the Company's and its partners' development, regulatory processes and supply chains, negatively impact the Company's ability to access the capital or credit markets to finance its operations, or have the effect of heightening many of the risks described below or in the documents the Company files periodically with the Securities and Exchange Commission; the agreements underlying the financing transactions described herein subject the Company to certain restrictive covenants, which could limit the Company's flexibility in operating its business; the Company's ability to successfully implement its commercialization plans for, and to commercialize, ORLADEYO, which could take longer or be more expensive than planned; ongoing and future preclinical and clinical development of BCX9930 may not have positive results; the Company may not be able to enroll the required number of subjects in planned clinical trials of product candidates; the Company may not advance human clinical trials with product candidates as expected; the FDA, EMA, PMDA or other applicable regulatory agency may require additional studies beyond the studies planned for product candidates, may not provide regulatory clearances, which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on product candidates, may impose a clinical hold with respect to such product candidates, or may withhold or withdraw market approval for product candidates; product candidates, if approved, may not achieve market acceptance; the Company's ability to successfully commercialize its product candidates, manage its growth, and compete effectively; risks related to the international expansion of the Company's business; and actual financial results may not be consistent with expectations, including that 2020 operating expenses and cash usage may not be within management's expected ranges.  Please refer to the documents the Company files periodically with the Securities and Exchange Commission, specifically the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in the Company's forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 7, 2020 entitled "BioCryst Announces $325 Million of Funding from Royalty Pharma and Athyrium Capital Management"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: December 7, 2020	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer